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   2. SHAREHOLDER VOTES. During the six months ended December 31, 2009, the following actions were taken by the shareholders of certain of the Portfolios.

   SPECIAL MEETINGS OF THE SHAREHOLDERS

   A special meeting of shareholders of each of the Small Cap Portfolio and the Institutional Small Cap Portfolio was held on August 27, 2009. At the
August 27, 2009 meeting, shareholders of the Small Cap Portfolio approved new portfolio management agreements with the Trust and SSgA FM and the Trust and Pzena Investment Management, LLC ("Pzena"). Additionally, shareholders of the Institutional Small Cap Portfolio approved new portfolio management agreements with the Trust and SSgA FM and the Trust and Pzena. The results of the August 27, 2009 meeting are presented below:

   1. Approval of a portfolio management agreement between the Trust, on behalf of the Small Cap Portfolio and SSgA FM.

                                                           % OF THE
                                                          OUTSTANDING    % OF
                                                           SHARES OF    VOTES
                                            SHARES VOTED THE PORTFOLIO IN FAVOR
                                            ------------ ------------- --------
Affirmative:...............................  24,710,691      72.81%      87.12%
Against:...................................           0       0.00%       0.00%
Abstain:...................................   3,652,734      10.76%      12.88%
                                             ----------      -----      ------
Total:.....................................  28,363,425      83.57%     100.00%
                                             ==========      =====      ======

   2. Approval of a portfolio management agreement between the Trust, on behalf of the Small Cap Portfolio and Pzena.

                                                           % OF THE
                                                          OUTSTANDING    % OF
                                                           SHARES OF    VOTES
                                            SHARES VOTED THE PORTFOLIO IN FAVOR
                                            ------------ ------------- --------
Affirmative:...............................  24,710,691      72.81%      87.12%
Against:...................................           0       0.00%       0.00%
Abstain:...................................   3,652,734      10.76%      12.88%
                                             ----------      -----      ------
Total:.....................................  28,363,425      83.57%     100.00%
                                             ==========      =====      ======

   3. Approval of a portfolio management agreement between the Trust, on behalf of the Institutional Small Cap Portfolio and SSgA FM.

                                                           % OF THE
                                                          OUTSTANDING    % OF
                                                           SHARES OF    VOTES
                                            SHARES VOTED THE PORTFOLIO IN FAVOR
                                            ------------ ------------- --------
Affirmative:...............................  15,256,373      66.55%     100.00%
Against:...................................           0       0.00%       0.00%
Abstain:...................................           0       0.00%       0.00%
                                             ----------      -----      ------
Total:.....................................  15,256,373      66.55%     100.00%
                                             ==========      =====      ======

   4. Approval of a portfolio management agreement between the Trust, on behalf of the Institutional Small Cap Portfolio and Pzena.

                                                           % OF THE
                                                          OUTSTANDING    % OF
                                                           SHARES OF    VOTES
                                            SHARES VOTED THE PORTFOLIO IN FAVOR
                                            ------------ ------------- --------
Affirmative:...............................  15,256,373      66.55%     100.00%
Against:...................................           0       0.00%       0.00%
Abstain:...................................           0       0.00%       0.00%
                                             ----------      -----      ------
Total:.....................................  15,256,373      66.55%     100.00%
                                             ==========      =====      ======

   A special meeting of shareholders of the International Portfolio was held on December 18, 2009. At the December 18, 2009 meeting, shareholders voted and approved a new portfolio management agreement between the Trust and SSgA FM. The results of the December 18, 2009 meeting are presented below:

                                                           % OF THE
                                                          OUTSTANDING    % OF
                                                           SHARES OF    VOTES
                                            SHARES VOTED THE PORTFOLIO IN FAVOR
                                            ------------ ------------- --------
Affirmative:............................... 171,427,933      72.87%     100.00%
Against:...................................           0       0.00%       0.00%
Abstain:...................................           0       0.00%       0.00%
                                            -----------      -----      ------
Total:..................................... 171,427,933      72.87%     100.00%
                                            ===========      =====      ======